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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                OCTOBER 8, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               WATERS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                 0-14010                 13-3668640
        (STATE OR OTHER     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
        JURISDICTION OF                                 IDENTIFICATION NO.)
         INCORPORATION)

                 34 Maple Street, Milford, Massachusetts 01757
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (508) 478-2000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 23, 1997, Waters Corporation, along with its wholly owned subsidiary, Waters Technologies Corporation, (collectively referred to herein as the "Company"), completed its acquisition of Micromass Limited and its subsidiaries (collectively referred to herein as "Micromass"), a British company. Pursuant to the transaction, the Company purchased 100% of the capital stock of Micromass from Micromass management, Micromass Employee Share Scheme Limited, and certain funds of Schroder Ventures for aggregate consideration of (Pounds) 109.0 million ($175.9 million) consisting of cash, stock and notes./1/ The Acquisition was financed through drawings on the revolving credit facility under the Company's Amended and Restated Credit Agreement, dated as of June 16, 1997, as amended by the First Amendment dated September 4, 1997, by and among the Company, Bankers' Trust Company and other Lenders party thereto (the "Credit Agreement").

     Micromass is a manufacturer of mass spectrometers and will operate as a wholly owned subsidiary of Waters Technologies Corporation, the Company's wholly owned operating company, with headquarters in Manchester, England.

     PROPERTIES

     As a consequence of this acquisition, the Company has obtained various intellectual property rights as well as the following leaseholds used by Micromass for manufacturing and office space purposes. In addition to the properties listed below, Micromass maintains small sales offices in various European locations. The Company believes that these facilities, together with planned expenditures for normal maintenance, capacity and technological improvements will provide adequate production capacity to meet current demand for Micromass products. The Company currently has no plans to alter the existing usage of these properties.

                                                                    APPROX.
LOCATION                           USE          OWNED OR LEASED      AREA
-----------------------  ---------------------  ---------------  ------------

Altrincham, Cheshire         light engineering    leased         28,300 sq. ft.
England                      offices, test and
                             assembly floor
                             areas, demonstration
                             laboratory.


-------------------------
/1/ Dollar conversions are based on an exchange rate as of September 23, 1997 of
   1.6140.
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Wythenshawe, Manchester      light engineering        leased     54,245 sq. ft.
England                      offices, testing
                             area, assembly
                             floor, demonstration
                             laboratory

Beverly, Massachusetts       Offices, stores and      leased     19,671 sq. ft.
                             demonstration
                             facilities


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired.

          Financial statements for Micromass are not available at this time, and will be filed in an amendment to this 8-K within 60 days of the date thereof.

     (b) Pro Forma Financial Information

          The Pro Forma financial information for Micromass is not available at this time, and will be filed in an amendment to this 8-K within 60 days of the date hereof.


     (c) Exhibits.

          2.1 Agreement for the Sale and Purchase of Micromass Limited dated as of September 12, 1997, among Micromass Limited, Schroder UK Buy-Out Fund III Trust I and Others, Waters Corporation and Waters Technologies Corporation.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On September 23, 1997, Waters issued 375,108 shares of unregistered vesting and unvesting stock (the "Waters Stock") to certain employee/shareholders of Micromass, in partial consideration for the acquisition of all outstanding shares of Micromass stock, pursuant to the Regulation S exemption for sales of stock to foreign persons. The aggregate value of the Waters Stock is
(Pounds)8.1 million ($13.1 million)./1/
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    WATERS CORPORATION

Dated: OCTOBER 8, 1997        By:  /s/  Philip S. Taymor
                                    Name: Philip S. Taymor
                                    Title: Senior Vice President
                                           Chief Financial Officer